EXHIBIT 99

Investor Relations	Public Service Enterprise Group 80 Park Plaza, T4 Newark, NJ 07102

CONTACT:
Media Relations	Investor Relations
Marijke.Shugrue@pseg.com	Carlotta.Chan@pseg.com
908-531-4253	973-430-6565

PSEG ANNOUNCES 2020 RESULTS

NET INCOME OF $3.76 PER SHARE

NON-GAAP OPERATING EARNINGS OF $3.43 PER SHARE

Non-GAAP 2021 Operating Earnings Guidance $3.35 - $3.55 per Share

Utility Earnings Expected to Exceed 80% of PSEG 2021 Guidance Midpoint

Strategic Alternatives Review of Non-Nuclear Generation Assets on Track

(February 26, 2021 – Newark, NJ) Public Service Enterprise Group (PSEG) reported 2020 Net Income of $1,905 million, or $3.76 per share, compared to Net Income of $1,693 million, or $3.33 per share for 2019. Non-GAAP Operating Earnings for 2020 were $1,741 million, or $3.43 per share, compared to $1,666 million, or $3.28 per share for 2019. Non-GAAP Operating Earnings for the full-year 2020 exclude items shown in Attachments 8 and 9.

PSEG also reported Net Income for the fourth quarter of 2020 of $431 million, or $0.85 per share. This compares to Net Income of $437 million, or $0.86 per share in 2019’s fourth quarter. Non-GAAP Operating Earnings for the fourth quarter of 2020 were $329 million compared to fourth quarter 2019 non-GAAP Operating Earnings of $330 million. Non-GAAP results for the fourth quarter of 2020 exclude items shown in Attachments 8 and 9.

“We are pleased to report that PSEG posted strong operating and financial results for the fourth quarter, and our full-year 2020 non-GAAP Operating Earnings rose by 4.6% over 2019 results. I am particularly proud of the achievements of our employees during a year that was one of the most challenging in recent memory. Over a longer horizon, our 2020 financial performance also marked the 16th consecutive year that PSEG has delivered results within management’s original earnings guidance,” said Ralph Izzo, Chairman, President and Chief Executive Officer. PSEG is making steady progress on several business priorities, and on our strategy to become primarily a regulated utility with contracted generation, comprised of our zero carbon nuclear fleet and recent announcement regarding New Jersey offshore wind through our partnership with Ørsted North America.

For 2020, PSE&G contributed over 75% of consolidated full-year non-GAAP Operating Earnings. PSE&G has successfully initiated the majority of our landmark Clean Energy Future program following settlements covering nearly $2 billion of investments in energy efficiency, smart meter installations and electric vehicle infrastructure that will enhance the state’s environmental profile for years to come. PSE&G executed on the full $2.7 billion of its broader planned capital spending program in 2020, providing continued critical investment to support the New Jersey economy and preserving essential jobs, all while replacing vital energy infrastructure that generates customer benefits of improved reliability and resiliency, as well as methane reduction. Regarding weather normalized sales, while total electric sales volumes declined by 2%, gas sales rose by 1%, and in both cases, higher residential usage largely offset declines in commercial and industrial sales, resulting in stable margins overall.

PSEG Power is also on-track with the asset sale processes tied to the exploration of strategic alternatives for its non-nuclear generating fleet, and has received initial indications of interest on both its solar and fossil portfolios. In addition, this June, PSEG Power will become a coal-free generating fleet upon the retirement of Bridgeport Harbor Unit 3. PSEG Nuclear recently concluded public hearings at the New Jersey Board of Public Utilities (BPU) regarding its application to extend the Zero Emission Certificate (ZEC) program for a second three-year period (from June 2022 through May 2025) at the existing $10/MWh level. A BPU decision, expected in late April, will determine eligibility and the amount of the attribute payment for the Salem 1 & 2 and Hope Creek units to recognize the carbon free output of their 3,400 MWs of baseload nuclear generation. Each of these actions serve to further PSEG’s already strong ESG leadership position.

The recent action by the Board of Directors to increase the common dividend by $0.08 to the indicative annual rate of $2.04 per share for 2021 demonstrates our confidence in the durability of PSEG’s growth strategy and commitment to financial discipline.

The following tables provide a reconciliation of PSEG’s Net Income to non-GAAP Operating Earnings for the full year and the fourth quarter. See Attachments 8 and 9 for a complete list of items excluded from Net Income in the determination of non-GAAP Operating Earnings.

PSEG CONSOLIDATED RESULTS (unaudited)

Full-Year Comparative Results

2020 and 2019

	Income ($ millions)		Diluted Earnings Per Share
	2020	2019	2020	2019
Net Income	$1,905	$1,693	$3.76	$3.33
Reconciling Items	(164)	(27)	(0.33)	(0.05)

Non-GAAP Operating Earnings	$1,741	$1,666	$3.43	$3.28

	Avg. Shares		507M	507M

PSEG CONSOLIDATED RESULTS (unaudited)

Fourth Quarter Comparative Results

2020 and 2019

	Income ($ millions)		Diluted Earnings Per Share
	2020	2019	2020	2019
Net Income	$431	$437	$0.85	$0.86
Reconciling Items	(102)	(107)	(0.20)	(0.22)

Non-GAAP Operating Earnings	$329	$330	$0.65	$0.64

	Avg. Shares		508M	507M

Comparison of 2020 to 2019 quarterly non-GAAP results per share is impacted by rounding to sum to year-to-date totals and does not reflect an actual increase quarter over quarter.

Ralph Izzo went on to say, “For 2021, we are introducing non-GAAP Operating Earnings guidance of $3.35 - $3.55 per share, with PSE&G expected to contribute over 80% of consolidated earnings at the mid-point of guidance. Going forward, we expect that PSE&G will represent 80-90% of PSEG’s Operating Earnings, with a growing percentage of the remaining balance being zero-carbon, contracted generation. For PSEG Power, over 70% of its 2021 gross margin has been secured via energy hedges, capacity revenues established in prior auctions, Zero Emission Certificates and ancillary service payments.

PSEG has updated its 5-year capital spending forecast to $14 billion - $16 billion for the 2021-2025 period. This update includes nearly $2 billion of recently approved investments from our Clean Energy Future program and the expected extension of the Gas System Modernization and Energy Efficiency programs at their average annual investment levels during the last two years of the period. Approximately 90%, or $13 billion - $15 billion, of this capital program will be directed to PSE&G, which is expected to produce 6.5% to 8% compound annual growth in rate base over the five-year period, starting from a year-end 2020 rate base of $22 billion. We also expect that our strong cash flow will enable us to fund the entire $14 - $16 billion, 5-year capital spending program – as well as our planned offshore wind investments during the 2021-2025 period – without the need to issue new equity.

As we continue to plan for the responsible re-entry of our employees to our facilities, currently targeted for this July, I would like to thank our dedicated employees for their professionalism, persistence and flexibility over the past year. Whether responding to a myriad of COVID-19 challenges or their excellent, injury free response to the February 2021 nor’easter, PSEG employees across our organization have embodied operational excellence as they provide our New Jersey and Long Island customers with reliable, essential energy services.”

The following table outlines PSEG’s 2020 non-GAAP Operating Earnings by subsidiary and expectations for 2021. PSEG’s 2021 full-year guidance for consolidated results of $3.35 to $3.55 per share remains at a consistent $0.20 band, as provided in recent years. The subsidiary guidance ranges are wider, to allow for variability by business, as they are often offset in consolidated results.

2021 Non-GAAP Operating Earnings Guidance and

2020 Non-GAAP Operating Earnings

($ millions, except EPS)

	2021E	2020A
PSE&G	$1,410 - $1,470	$1,327
PSEG Power	$280 - $370	$430
PSEG Enterprise/Other	$(15)	$(16)
Non-GAAP Operating Earnings	$1,700 - $1,800	$1,741
Non-GAAP Operating EPS	$3.35 - $3.55	$3.43

E = Estimate A= Actual

Results and Outlook by Operating Subsidiary

PSE&G

Public Service Electric & Gas

Fourth Quarter & Full Year Comparative Results

($ millions, except EPS)

PSE&G	4Q 2020	4Q 2019	FY 2020	FY 2019
Net Income	$291	$276	$1,327	$1,250
Earnings Per Share	$0.58	$0.54	$2.62	$2.46

PSE&G’s Net Income for the fourth quarter 2020 increased by $0.04 per share from the year earlier quarter. For the full-year, PSE&G Net Income increased by $0.16 per share, or 6.5%, compared with 2019 results. For the fourth quarter of 2020, continued growth in utility earnings resulting from investments in Transmission added $0.02 per share versus the 2019 fourth quarter. Gas margin was $0.02 per share favorable, reflecting GSMP roll-ins and higher weather normalized volume. Electric margin was flat compared to the fourth quarter of 2019, as higher weather normalized volumes were offset by lower demand. Mild temperatures during the quarter had a negative $0.03 per share impact. Operating and maintenance expense was flat versus fourth quarter 2019. Higher distribution depreciation expense of $0.01 per share offset lower pension expense of $0.01 per share in the quarter. Taxes and other were $0.03 per share favorable – partly reversing the negative $0.07 per share impact that the timing of taxes had on third-quarter 2020 Net Income.

For the full year, PSE&G’s weather normalized residential electric sales increased by 5.6%, but a larger decline in commercial sales resulted in total electric sales down by 2%. Total weather normalized gas sales were up 1.2% for 2020, led by a 4.9% increase in residential use partially offset by a smaller decline in the commercial and industrial segment.

In January 2021, the BPU authorized a $707 million investment in PSE&G’s CEF-Energy Cloud (smart meter) program and a $166 million investment in Electric Vehicle charging infrastructure. These approvals, combined with the BPU’s landmark approval of the $1 billion CEF-Energy Efficiency program last September, represent the vast majority of the Clean Energy Future filing PSE&G proposed to help realize New Jersey’s clean energy goals outlined in the state’s Clean Energy Act and Energy Master Plan. The balance of the CEF filing, energy storage and remaining EV programs, will be addressed in future stakeholder proceedings.

In 2020 PA Consulting recognized PSE&G with the ReliabilityOne® Award, for the 19th year in a row, as the Most Reliable Electric Utility in the Mid-Atlantic region, and their 2020 Outstanding Customer Engagement Award.

PSE&G’s Net Income for 2021 is forecasted at $1,410 million - $1,470 million and reflects an assumed reduction of our transmission formula rate during the year, as well as incremental investment in T&D infrastructure and energy efficiency.

PSEG Power

Fourth Quarter & Full Year Comparative Results

($ millions, except EPS)

PSEG Power	4Q 2020	4Q 2019	FY 2020	FY 2019
Net Income	$157	$159	$594	$468
Earnings Per Share (EPS)	$0.30	$0.32	$1.17	$0.93
Non-GAAP Operating Earnings	$55	$52	$430	$409
Non-GAAP EPS	$0.10	$0.10	$0.84	$0.81
Non-GAAP Adjusted EBITDA	$182	$198	$990	$1,035

PSEG Power reported non-GAAP Operating Earnings of $0.10 per share for the fourth quarter 2020, unchanged from the fourth quarter of 2019. A scheduled increase in PSEG Power’s average capacity prices in PJM for the second half of 2020 and higher gas operations results improved non-GAAP Operating Earnings comparisons by $0.04 and $0.01 per share, respectively, compared to the fourth quarter of 2019. However, lower generation output and lower market prices reduced non-GAAP Operating Earnings by a total of $0.08 per share versus the year-ago quarter. A decline in O&M expense in the quarter improved results by $0.01 per share and reflects the absence of the Hope Creek refueling outage from the fourth quarter of 2019. The extension of the Peach Bottom nuclear operating licenses (to 2053/2054) contributed to lower depreciation expense of $0.01 per share, and lower taxes improved non-GAAP Operating Earnings by $0.01 over the year-ago quarter.

Output from PSEG Power’s generating facilities declined by 9% in fourth quarter 2020 compared with fourth quarter 2019. The lower generation levels reflect planned outages at Fossil and an extended outage at the Salem 1 nuclear unit during the quarter. Full-year 2020 output of 53 TWh came in above our 50 – 52 TWh forecast. The nuclear fleet operated at an average capacity factor of 78.9% in the quarter and 90.3% for the full year, and produced nearly 31 TWh of zero carbon, base load power. The CCGT fleet operated at an average capacity factor of approximately 46.2% in the quarter and 48.3% for the full year, and generated production of approximately 22 TWh in 2020. The three newest combined cycle generating units posted an average capacity factor of over 75% for the full-year 2020. In June 2021, Power will complete the planned early retirement of its 383 MW coal-fired Bridgeport Harbor 3 generating station, resulting in a coal-free fleet.

For 2021, PSEG Power has hedged approximately 90%-95% of its expected output of 48 to 50 TWh at an average price of $32 per MWh, which represents an approximately $2 per MWh decline from 2020. In addition, 2021 average hedge prices no longer include cost based transmission charges of approximately $3 per MWh in Basic Generation Service revenues as of February 1, 2021.

For 2021, non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA at PSEG Power are forecast to be $280 million - $370 million and $850 million - $950 million, respectively.    PSEG Power segment guidance for 2021 reflects a full year of fossil and solar operations, lower expected generation volume and lower market prices, as well as the absence of one-time tax benefits realized in 2020.

PSEG Enterprise/Other

Fourth Quarter & Full Year Comparative Results

($ millions, except EPS)

PSEG Enterprise/Other	4Q 2020	4Q 2019	FY 2020	FY 2019
Net Income/(Loss)	$(17)	$2	$(16)	$(25)
Earnings/(Loss) Per Share (EPS)	$(0.03)	$—	$(0.03)	$(0.06)
Non-GAAP Operating Earnings/(Loss)	$(17)	$2	$(16)	$7
Non-GAAP EPS/(Loss)	$(0.03)	$—	$(0.03)	$0.01

PSEG Enterprise/Other reported a Net Loss that increased by $0.03 per share compared with the fourth quarter of 2019, and reflects lower tax benefits compared with the fourth quarter of 2019.

For 2021, PSEG Enterprise/Other is forecasted to have a Net Loss of $15 million.

###

Public Service Enterprise Group Inc. (PSEG) (NYSE: PEG) is a publicly traded diversified energy company with approximately 13,000 employees. Headquartered in Newark, N.J., PSEG’s principal operating subsidiaries are Public Service Electric and Gas Co. (PSE&G), PSEG Power and PSEG Long Island. PSEG is a Fortune 500 company included in the S&P 500 Index and has been named to the Dow Jones Sustainability Index for North America for 13 consecutive years (https://corporate.pseg.com).

From time to time, PSEG, PSE&G and PSEG Power release important information via postings on their corporate Investor Relations website at https://investor.pseg.com. Investors and other interested parties are encouraged to visit the Investor Relations website to review new postings. You can also use the “Email Alerts” link at https://investor.pseg.com to sign up for automatic email alerts regarding new postings.

Non-GAAP Financial Measures

Management uses non-GAAP Operating Earnings in its internal analysis, and in communications with investors and analysts, as a consistent measure for comparing PSEG’s financial performance to previous financial results. Non-GAAP Operating Earnings exclude the impact of returns (losses) associated with the Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting and material one-time items.

Management believes the presentation of non-GAAP Adjusted EBITDA for PSEG Power is useful to investors and other users of our financial statements in evaluating operating performance because it provides them with an additional tool to compare business performance across companies and across periods. Management also believes that non-GAAP Adjusted EBITDA is widely used by investors to measure operating performance without regard to items such as income tax expense, interest expense and depreciation and amortization, which can vary substantially from company to company depending upon, among other things, the book value of assets, capital structure and whether assets were constructed or acquired. Non-GAAP Adjusted EBITDA also allows investors and other users to assess the underlying financial performance of our fleet before management’s decision to deploy capital. Non-GAAP Adjusted EBITDA excludes the same items as our non-GAAP Operating Earnings measure as well as income tax expense, interest expense and depreciation and amortization.

See Attachments 8 and 9 for a complete list of items excluded from Net Income in the determination of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA. The presentation of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA is intended to complement, and should not be considered an alternative to the presentation of Net Income, which is an indicator of financial performance determined in accordance with GAAP. In addition, non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA as presented in this release may not be comparable to similarly titled measures used by other companies.

Due to the forward looking nature of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA guidance, PSEG is unable to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measure. Management is unable to project certain reconciling items, in particular MTM and NDT gains (losses), for future periods due to market volatility.

Forward-Looking Statements

Certain of the matters discussed in this report about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in Item 1A. Risk Factors, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A), Item 8. Financial Statements and Supplementary Data—Note 15. Commitments and Contingent Liabilities, and other filings we make with the United States Securities and Exchange Commission (SEC), including our subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not limited to:

•	any inability to successfully develop, obtain regulatory approval for, or construct generation, transmission and distribution projects;

•	lack of growth or slower growth in the number of customers or the failure of our Conservation Incentive Program to fully address a decline in customer demand;

•

any equipment failures, accidents, severe weather events, acts of war or terrorism or other incidents, including pandemics such as the ongoing coronavirus pandemic, that may impact our ability to provide safe and reliable service to our customers;

•	any inability to recover the carrying amount of our long-lived assets;

•	any inability to maintain sufficient liquidity;

•	the impact of cybersecurity attacks or intrusions;

•	the impact of the ongoing coronavirus pandemic;

•	the impact of our covenants in our debt instruments on our operations;

•	adverse performance of our nuclear decommissioning and defined benefit plan trust fund investments and changes in funding requirements;

•	risks associated with the timeline and ultimate outcome of our exploration of strategic alternatives relating to PSEG Power’s non-nuclear generating fleet;

•

the failure to complete, or delays in completing, our proposed investment in the Ocean Wind offshore wind project, or following the completion of our initial investment in the project, the failure to realize the anticipated strategic and financial benefits of the project;

•	fluctuations in wholesale power and natural gas markets, including the potential impacts on the economic viability of our generation units;

•	our ability to obtain adequate fuel supply;

•	market risks impacting the operation of our generating stations;

•	changes in technology related to energy generation, distribution and consumption and changes in customer usage patterns;

•	third-party credit risk relating to our sale of generation output and purchase of fuel;

•	any inability of PSEG Power to meet its commitments under forward sale obligations;

•	reliance on transmission facilities to maintain adequate transmission capacity for our power generation fleet;

•	the impact of changes in state and federal legislation and regulations on our business, including PSE&G’s ability to recover costs and earn returns on authorized investments;

•	PSE&G’s proposed investment programs may not be fully approved by regulators and its capital investment may be lower than planned;

•

the impact if our New Jersey nuclear plants are not awarded Zero Emission Certificates (ZECs) in future periods, or the current or subsequent ZEC program period is materially adversely modified through legal proceedings;

•	adverse changes in energy industry laws, policies and regulations, including market structures and transmission planning;

•

risks associated with our ownership and operation of nuclear facilities, including regulatory risks, such as compliance with the Atomic Energy Act and trade control, environmental and other regulations, as well as financial, environmental and health and safety risks;

•	changes in federal and state environmental regulations and enforcement; and

•	delays in receipt of, or an inability to receive, necessary licenses and permits.

All of the forward-looking statements made in this report are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this report apply only as of the date of this report. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws.

The forward-looking statements contained in this report are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Attachment 1

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Three Months Ended December 31, 2020
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$2,402	$(192)	$1,609	$985

OPERATING EXPENSES
Energy Costs	780	(340)	588	532
Operation and Maintenance	861	137	439	285
Depreciation and Amortization	329	7	230	92
Gain on Asset Dispositions	(1)	—	(1)	—

Total Operating Expenses	1,969	(196)	1,256	909
OPERATING INCOME	433	4	353	76
Income from Equity Method Investments	4	—	—	4
Net Gains (Losses) on Trust Investments	166	3	1	162
Other Income (Deductions)	34	(5)	27	12
Net Non-Operating Pension and OPEB Credits (Costs)	63	4	51	8
Interest Expense	(147)	(21)	(97)	(29)

INCOME (LOSS) BEFORE INCOME TAXES	553	(15)	335	233
Income Tax Expense	(122)	(2)	(44)	(76)

NET INCOME (LOSS)	$431	$(17)	$291	$157

Reconciling Items Excluded from Net Income (Loss)(b)	(102)	—	—	(102)

OPERATING EARNINGS (non-GAAP)	$329	$(17)	$291	$55

Earnings Per Share

NET INCOME (LOSS)	$0.85	$(0.03)	$0.58	$0.30

Reconciling Items Excluded from Net Income (Loss)(b)	(0.20)	—	—	(0.20)

OPERATING EARNINGS (non-GAAP)	$0.65	$(0.03)	$0.58	$0.10

	Three Months Ended December 31, 2019
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$2,478	$(244)	$1,607	$1,115

OPERATING EXPENSES
Energy Costs	791	(415)	644	562
Operation and Maintenance	860	140	416	304
Depreciation and Amortization	320	8	217	95

Total Operating Expenses	1,971	(267)	1,277	961
OPERATING INCOME	507	23	330	154
Income from Equity Method Investments	4	—	—	4
Net Gains (Losses) on Trust Investments	96	2	1	93
Other Income (Deductions)	24	(10)	23	11
Net Non-Operating Pension and OPEB Credits (Costs)	56	4	45	7
Interest Expense	(152)	(25)	(93)	(34)

INCOME (LOSS) BEFORE INCOME TAXES	535	(6)	306	235
Income Tax Benefit (Expense)	(98)	8	(30)	(76)

NET INCOME	$437	$2	$276	$159

Reconciling Items Excluded from Net Income(b)	(107)	—	—	(107)

OPERATING EARNINGS (non-GAAP)	$330	$2	$276	$52

Earnings Per Share

NET INCOME	$0.86	$—	$0.54	$0.32

Reconciling Items Excluded from Net Income(b)	(0.22)	—	—	(0.22)

OPERATING EARNINGS (non-GAAP)	$0.64	$—	$0.54	$0.10

(a)	Includes activities at Energy Holdings, PSEG Long Island and the Parent as well as intercompany eliminations.
(b)	See Attachments 8 and 9 for details of items excluded from Net Income/(Loss) to compute Operating Earnings (non-GAAP).

Attachment 2

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Year Ended December 31, 2020
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$9,603	$(639)	$6,608	$3,634

OPERATING EXPENSES
Energy Costs	3,056	(1,234)	2,469	1,821
Operation and Maintenance	3,115	537	1,614	964
Depreciation and Amortization	1,285	30	887	368
Gain on Asset Dispositions	(123)	—	(1)	(122)

Total Operating Expenses	7,333	(667)	4,969	3,031
OPERATING INCOME	2,270	28	1,639	603
Income from Equity Method Investments	14	—	—	14
Net Gains (Losses) on Trust Investments	253	9	3	241
Other Income (Deductions)	115	(5)	108	12
Non-Operating Pension and OPEB Credits (Costs)	249	11	205	33
Interest Expense	(600)	(91)	(388)	(121)

INCOME (LOSS) BEFORE INCOME TAXES	2,301	(48)	1,567	782
Income Tax Benefit (Expense)	(396)	32	(240)	(188)

NET INCOME (LOSS)	$1,905	$(16)	$1,327	$594

Reconciling Items Excluded from Net Income (Loss) (b)	(164)	—	—	(164)

OPERATING EARNINGS (non-GAAP)	$1,741	$(16)	$1,327	$430

Earnings Per Share

NET INCOME (LOSS)	$3.76	$(0.03)	$2.62	$1.17

Reconciling Items Excluded from Net Income (Loss) (b)	(0.33)	—	—	(0.33)

OPERATING EARNINGS (non-GAAP)	$3.43	$(0.03)	$2.62	$0.84

	Year Ended December 31, 2019
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$10,076	$(934)	$6,625	$4,385

OPERATING EXPENSES
Energy Costs	3,372	(1,484)	2,738	2,118
Operation and Maintenance	3,111	490	1,581	1,040
Depreciation and Amortization	1,248	34	837	377
Loss on Asset Dispositions	402	—	—	402

Total Operating Expenses	8,133	(960)	5,156	3,937
OPERATING INCOME	1,943	26	1,469	448
Income from Equity Method Investments	14	—	—	14
Net Gains (Losses) on Trust Investments	260	5	2	253
Other Income (Deductions)	125	(12)	83	54
Non-Operating Pension and OPEB Credits (Costs)	177	6	150	21
Interest Expense	(569)	(89)	(361)	(119)

INCOME (LOSS) BEFORE INCOME TAXES	1,950	(64)	1,343	671
Income Tax Benefit (Expense)	(257)	39	(93)	(203)

NET INCOME (LOSS)	$1,693	$(25)	$1,250	$468

Reconciling Items Excluded from Net Income (Loss) (b)	(27)	32	—	(59)

OPERATING EARNINGS (non-GAAP)	$1,666	$7	$1,250	$409

Earnings Per Share

NET INCOME (LOSS)	$3.33	$(0.06)	$2.46	$0.93

Reconciling Items Excluded from Net Income (Loss) (b)	(0.05)	0.07	—	(0.12)

OPERATING EARNINGS (non-GAAP)	$3.28	$0.01	$2.46	$0.81

(a)	Includes activities at Energy Holdings, PSEG Long Island and the Parent as well as intercompany eliminations.
(b)	See Attachments 8 and 9 for details of items excluded from Net Income/(Loss) to compute Operating Earnings (non-GAAP).

Attachment 3

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Capitalization Schedule

(Unaudited, $ millions)

	December 31,	December 31,
	2020	2019
DEBT
Commercial Paper and Loans	$1,063	$1,115
Long-Term Debt*	16,180	15,108

Total Debt	17,243	16,223

STOCKHOLDERS’ EQUITY
Common Stock	5,031	5,003
Treasury Stock	(861)	(831)
Retained Earnings	12,318	11,406
Accumulated Other Comprehensive Loss	(504)	(489)

Total Stockholders’ Equity	15,984	15,089

Total Capitalization	$33,227	$31,312

*	Includes current portion of Long-Term Debt

Attachment 4

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, $ millions)

	Year Ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$1,905	$1,693
Adjustments to Reconcile Net Income to Net Cash Flows From Operating Activities	1,197	1,686

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	3,102	3,379

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(2,676)	(3,145)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(30)	(257)

Net Change in Cash, Cash Equivalents and Restricted Cash	396	(23)

Cash, Cash Equivalents and Restricted Cash at Beginning of Period	176	199

Cash, Cash Equivalents and Restricted Cash at End of Period	$572	$176

Attachment 5

PUBLIC SERVICE ELECTRIC & GAS COMPANY

Retail Sales

(Unaudited)

December 31, 2020

Electric Sales

	Three Months	Change vs.	Year	Change vs.
Sales (millions kWh)	Ended	2019	Ended	2019
Residential	2,837	2%	13,964	5%
Commercial & Industrial	6,239	(3%)	25,363	(7%)
Other	98	1%	346	1%

Total	9,174	(2%)	39,673	(3%)

Gas Sold and Transported

	Three Months	Change vs.	Year	Change vs.
Sales (millions therms)	Ended	2019	Ended	2019
Firm Sales
Residential Sales	441	(7%)	1,411	(6%)
Commercial & Industrial	283	(10%)	957	(12%)

Total Firm Sales	724	(8%)	2,368	(9%)

Non-Firm Sales*
Commercial & Industrial	232	(21%)	921	(29%)

Total Non-Firm Sales	232		921

Total Sales	956	(12%)	3,289	(15%)

*	Contract Service Gas rate included in non-firm sales

Weather Data*

	Three Months	Change vs.	Year	Change vs.
	Ended	2019	Ended	2019
THI Hours - Actual	214	(55%)	18,634	5%
THI Hours - Normal	410		16,782
Degree Days - Actual	1,439	(14%)	4,186	(10%)
Degree Days - Normal	1,586		4,658

*

Winter weather as defined by heating degree days (HDD) to serve as a measure for the need for heating. For each day, HDD is calculated as HDD = 65°F – the average hourly daily temperature. Summer weather is measured by the temperature-humidity index (THI), which takes into account both the temperature and the humidity to measure the need for air conditioning. Both measures use data provided by the National Oceanic and Atmospheric Administration based on readings from Newark Airport. Comparisons to normal are based on twenty-years of historic data.

Attachment 6

PSEG POWER LLC

Generation Measures(1)

(Unaudited)

	GWhr Breakdown		GWhr Breakdown
	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Nuclear - NJ	4,371	4,414	19,862	19,009
Nuclear - PA	2,384	2,602	10,896	11,147

Total Nuclear	6,755	7,016	30,758	30,156

Fossil - Natural Gas - NJ	1,998	3,065	8,676	11,591
Fossil - Natural Gas - NY	1,340	1,239	4,976	4,544
Fossil - Natural Gas - MD	1,224	1,173	4,956	4,661
Fossil - Natural Gas - CT	832	858	3,618	2,043

Total Natural Gas(2)	5,394	6,335	22,226	22,839

Fossil - Coal	(4)	(6)	(20)	3,861

	12,145	13,345	52,964	56,856

	% Generation by Fuel Type		% Generation by Fuel Type
	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Nuclear - NJ	36%	33%	38%	33%
Nuclear - PA	20%	19%	21%	20%

Total Nuclear	56%	52%	59%	53%

Fossil - Natural Gas - NJ	16%	23%	16%	20%
Fossil - Natural Gas - NY	11%	9%	9%	8%
Fossil - Natural Gas - MD	10%	9%	9%	8%
Fossil - Natural Gas - CT	7%	7%	7%	4%

Total Natural Gas(2)	44%	48%	41%	40%

Fossil - Coal	0%	0%	0%	7%

	100%	100%	100%	100%

(1)	Indicates Period Net Generation, negative value reflects more GWh required to operate plants than were generated. Excludes Solar and Kalaeloa.
(2)	Includes several units that are dual fuel for oil.

Attachment 7

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Statistical Measures

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Weighted Average Common Shares Outstanding (millions)
Basic	504	504	504	504
Diluted	508	507	507	507
Stock Price at End of Period			$58.30	$59.05
Dividends Paid per Share of Common Stock	$0.49	$0.47	$1.96	$1.88
Dividend Yield			3.4%	3.2%
Book Value per Common Share			$31.72	$29.94
Market Price as a Percent of Book Value			184%	197%

Attachment 8

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidated Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
	($ millions, Unaudited)
Net Income	$431	$437	$1,905	$1,693
(Gain) Loss on Nuclear Decommissioning Trust (NDT) Fund Related Activity, pre-tax (PSEG Power)	(158)	(91)	(231)	(255)
(Gain) Loss on Mark-to-Market (MTM), pre-tax (a) (PSEG Power)	(1)	(90)	81	(285)
Plant Retirements and Dispositions, pre-tax (PSEG Power)	—	—	(122)	402
Oil Lower of Cost or Market (LOCOM) adjustment, pre-tax (PSEG Power)	(9)	—	2	—
Goodwill Impairment, pre-tax (PSEG Power)	—	16	—	16
Lease Related Activity, pre-tax (PSEG Enterprise/Other)	—	—	—	58
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	66	58	106	37

Operating Earnings (non-GAAP)	$329	$330	$1,741	$1,666

PSEG Fully Diluted Average Shares Outstanding (in millions)	508	507	507	507

	($ Per Share Impact - Diluted, Unaudited)
Net Income	$0.85	$0.86	$3.76	$3.33
(Gain) Loss on NDT Fund Related Activity, pre-tax (PSEG Power)	(0.31)	(0.18)	(0.46)	(0.50)
(Gain) Loss on MTM, pre-tax (a) (PSEG Power)	—	(0.18)	0.16	(0.56)
Plant Retirements and Dispositions, pre-tax (PSEG Power)	—	—	(0.24)	0.79
Oil LOCOM adjustment, pre-tax (PSEG Power)	(0.02)	—	—	—
Goodwill Impairment, pre-tax (PSEG Power)	—	0.03	—	0.03
Lease Related Activity, pre-tax (PSEG Enterprise/Other)	—	—	—	0.11
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	0.13	0.11	0.21	0.08

Operating Earnings (non-GAAP)(c)	$0.65	$0.64	$3.43	$3.28

(a)	Includes the financial impact from positions with forward delivery months.
(b)

Income tax effect calculated at the statutory rate except for lease related activity which is calculated at a combined leveraged lease effective tax rate, and NDT related activity which is calculated at the statutory rate plus a 20% tax on income (loss) from qualified NDT funds.

(c)	Comparison of 2020 to 2019 quarterly non-GAAP operating earnings per share is impacted by rounding to sum to year-to-date totals and does not reflect an actual increase quarter over quarter.

Attachment 9

PSEG Power Operating Earnings (non-GAAP) and Adjusted EBITDA (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
	($ millions, Unaudited)
Net Income	$157	$159	$594	$468
(Gain) Loss on NDT Fund Related Activity, pre-tax	(158)	(91)	(231)	(255)
(Gain) Loss on MTM, pre-tax (a)	(1)	(90)	81	(285)
Plant Retirements and Dispositions, pre-tax	—	—	(122)	402
Oil LOCOM adjustment, pre-tax	(9)	—	2	—
Goodwill Impairment, pre-tax	—	16	—	16
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	66	58	106	63

Operating Earnings (non-GAAP)	$55	$52	$430	$409
Depreciation and Amortization, pre-tax (c)	89	94	360	372
Interest Expense, pre-tax (c) (d)	28	34	118	114
Income Taxes (c)	10	18	82	140

Adjusted EBITDA (non-GAAP)	$182	$198	$990	$1,035

PSEG Fully Diluted Average Shares Outstanding (in millions)	508	507	507	507

(a)	Includes the financial impact from positions with forward delivery months.
(b)	Income tax effect calculated at the statutory rate except for NDT related activity which is calculated at the statutory rate plus a 20% tax on income (loss) from qualified NDT funds.
(c)	Excludes amounts related to Operating Earnings (non-GAAP) reconciling items.
(d)	Net of capitalized interest.

PSEG Enterprise/Other

Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
	($ millions, Unaudited)
Net Income (Loss)	$(17)	$2	$(16)	$(25)
Lease Related Activity, pre-tax	—	—	—	58
Income Taxes related to Lease related activity(a)	—	—	—	(26)

Operating Earnings (non-GAAP)	$(17)	$2	$(16)	$7

PSEG Fully Diluted Average Shares Outstanding (in millions)	508	507	507	507

(a)	Income tax effect calculated at a combined leveraged lease effective tax rate.